Attachment 77D
PaineWebber PACE Select Advisors Trust

	At the board of trustees meeting held on November 3, 1998, the board approved a non-fundamental investment policy change for PACE Government Securities Fixed Income
Investments to change the permissible range of portfolio duration for the Portfolio from 2 to 7 years to 1 to 7 years.

		             PaineWebber PACE
Select Advisors Trust
                Attachment 77O

FORM 10f-3	               FUND:  PACE Large Company
Value Equity Investments

Record of Securities Purchased Under the Fund's Rule 10f-
3 Procedures

1.	Issuer:  Du Pont / Conoco

2.	Date of Purchase:  10/21	3.  Date offering
commenced:  10/21

4.	Underwriters from whom purchased:  Morgan
Stanley

5.	"Affiliated Underwriter" managing or participating
in syndicate:

	Warburg Dillian Reed

6.	Aggregate principal amount of purchase:  $506,000
($23 x 22,000)

7.	Aggregate principal amount of offering:  4.39
Billion

8.	Purchase price (net of fees and expenses):  $22.41

9.	Initial public offering price:  $23

10.	Commission, spread or profit:  .5877	%	12,929.400

11.	Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.




___X___




_______
b.	The securities were purchased prior to the end of the
first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).





___X___





_______
c.	The underwriting was a firm commitment underwriting.

___X___

_______
d.	The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during the same period.



___X___



_______


e.	(1)  If securities are registered under the Securities Act
of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.




___X___




_______
(2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.









__N/A___









_______
f.	The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.






___X___






_______
g.	The purchase price was less than 3% of the Fund's total
assets.

___X___

_______
h.	No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.





___X____





_______

Name ?Adviser? shall mean the particular entity responsible for the portfolio management of the Fund (i.e. Mitchell Hutchins or the applicable Sub-Adviser). ?Affiliated Underwriter? is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In addition, in the case of a Fund advised by a Sub-Adviser, ?Affiliated Underwriter? shall also include any brokerage affiliate of the Sub-Advisor.


Approved:  Allison Grant Williams		Date:
10/21/98

				PaineWebber
PACE Select
Advisors Trust

EXHIBIT 77Q-1

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF TRUSTEES
OF
PAINEWEBBER PACE SELECT ADVISORS TRUST
A Delaware business trust

Dated December 31, 1998


	The undersigned, being all of the members of the Board of Trustees (the ?Board?) of PAINEWEBBER PACE SELECT
ADVISORS TRUST, a Delaware business trust (?PACE?), hereby waive the giving of any and all notice of a meeting of the Board and hereby unanimously consent, pursuant to the provisions of the Delaware Business Trust Act (12 Del. Code Tit. 12 Section 3801 et seq.) and the provisions of the Article X, Section 8 of PACE?s Trust Instrument, to the adoption of the following resolutions by the Board without a meeting and to the actions authorized thereby, such actions being deemed effective as of the day and year first above written:

WHEREAS:	The Board has
determined that it is in
the best interest of
PACE to delete in its
entirety Article II,
Section 3 of PACE?s By-
Laws which imposes a
mandatory retirement
age of 72 for trustees.

NOW, THEREFORE, be it:

RESOLVED:	Article II, Section 3 of
PACE?s By-Laws is
hereby deleted in its
entirety; and further

RESOLVED:	That the appropriate
officers of PACE be,
and each of them hereby
is, authorized and
empowered to execute
and deliver, in the name
and on behalf of PACE,
such other agreements,
certificates, instruments
and other documents,
and to take all such other
actions, in each case as
may be necessary,
desirable or appropriate
in connection with the
matters approved herein,
including, but not
limited to any filings
with the State of
Delaware or any other
state.

	This Action by Unanimous Written Consent may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




	IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent of the Board of Trustees of PAINEWEBBER PACE SELECT ADVISORS
TRUST as of the day and year first above written.


/s/ Margo N. Alexander 	/s/ David J.
Beaubien
Margo N. Alexander				David J.
Beaubien

/s/ E. Garrett Bewkes, Jr., 	/s/ Bruce A.
Bursey
E. Garrett Bewkes, Jr.,	/s/ Bruce A.
Bursey

/s/ William W. Hewitt, Jr. 	/s/ Morton L.
Janklow
William W. Hewitt, Jr	Morton L.
Janklow

/s/. J Richard Sipes	/s/ William D.
White
J Richard Sipes		William D.
White

/s/ M. Cabell Woodward, Jr.
M. Cabell Woodward, Jr.